Exhibit 15.2

AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

May 15, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 30, 2003 on our review of interim financial information of Ribapharm Inc. (the “Company’) as of and for the period ended March 31, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-91116).

Very truly yours,

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Los Angeles, California